                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-4, as amended by Post- Effective Amendment No. 1 (Registration No. 333-29741), the Registration Statement on Form S-3, as amended by Post- Effective Amendment No. 2 (Registration No. 333-13119), the Registration Statement on Form S-3, as amended by Post- Effective Amendment No. 1 (Registration No. 333-29207), the Registration Statement on Form S-3 (Registration No. 333-34133), the Registration Statement on Form S-3 (Registration No. 333-45749), the Registration Statement on Form S-8 (Registration No. 333-11185), the Registration Statement on Form S-8 (Registration Statement No. 333-28019), the Registration Statement on Form S-8 (Registration No. 333-28021), and the Registration Statement on Form S-8 (Registration No. 333-41353), of our report dated February 18, 1997 (November 26, 1997 as to Note 2), with respect to the supplemental consolidated financial statements of Suiza Foods Corporation, included in this Current Report on Form 8-K.



DELOITTE & TOUCHE LLP

Dallas, Texas
February 17, 1998